Exhibit 16.1

June 3, 2021

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read the statements of Nicolet Bankshares, Inc. included under Item 4.01 of its Form 8-K filed on June 3, 2021 and we agree with such statements concerning our firm.

/s/ Wipfli LLP